MORGAN STANLEY & CO. INCORPORATED

1585 BROADWAY
NEW YORK, NEW YORK 10036

                           OFFER TO PURCHASE FOR CASH
                             ALL OUTSTANDING SHARES
                      (INCLUDING THE ASSOCIATED RIGHTS TO
                  PURCHASE CLASS A PREFERRED STOCK, SERIES B)
                                       OF
                             GIDDINGS & LEWIS, INC.
                                       AT
                              $21.00 NET PER SHARE
                                       BY
                                   TAQU, INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                           THYSSEN AKTIENGESELLSCHAFT
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON WEDNESDAY, JULY 16, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                   JUNE 18, 1997

TO BROKERS, DEALERS, COMMERCIAL BANKS,

  TRUST COMPANIES AND OTHER NOMINEES:

    WE HAVE BEEN ENGAGED BY TAQU, INC., A DELAWARE CORPORATION (THE "PURCHASER") AND AN INDIRECT WHOLLY OWNED SUBSIDIARY OF THYSSEN AKTIENGESELLSCHAFT, A COMPANY ORGANIZED UNDER THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY ("THYSSEN"), TO ACT AS DEALER MANAGER IN CONNECTION WITH THE OFFER TO PURCHASE, ALL OUTSTANDING SHARES OF COMMON STOCK, PAR VALUE U.S. $0.10 PER SHARE (THE "COMMON STOCK"), INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SHARES OF CLASS A PREFERRED STOCK, SERIES B (THE "RIGHTS" AND TOGETHER WITH THE COMMON STOCK, THE "SHARES"), OF GIDDINGS & LEWIS, INC., A WISCONSIN CORPORATION (THE "COMPANY") UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE DATED JUNE 18, 1997 (THE "OFFER TO PURCHASE"), AND IN THE RELATED LETTER OF TRANSMITTAL (WHICH, TOGETHER WITH ANY AMENDMENTS OR SUPPLEMENTS THERETO, COLLECTIVELY CONSTITUTE THE "OFFER"). PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD SHARES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW) THAT NUMBER OF SHARES THAT WOULD REPRESENT AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE. THE OFFER IS ALSO CONDITIONED UPON, AMONG OTHER THINGS, THE EXPIRATION OR TERMINATION OF ALL WAITING PERIODS UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND ANY OTHER FOREIGN COMPETITION AND ANTITRUST STATUTES AND REGULATIONS, INCLUDING THE APPROVAL OF THE GERMAN FEDERAL CARTEL OFFICE PURSUANT TO THE GERMAN ACT AGAINST RESTRAINTS OF COMPETITION.
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    ENCLOSED HEREWITH ARE COPIES OF THE FOLLOWING DOCUMENTS:

    1.  OFFER TO PURCHASE DATED JUNE 18, 1997;

    2. LETTER OF TRANSMITTAL TO BE USED BY SHAREHOLDERS OF THE COMPANY IN ACCEPTING THE OFFER;

    3. A PRINTED FORM OF LETTER THAT MAY BE SENT TO YOUR CLIENTS FOR WHOSE ACCOUNT YOU HOLD SHARES IN YOUR NAME OR IN THE NAME OF A NOMINEE, WITH SPACE PROVIDED FOR OBTAINING SUCH CLIENTS' INSTRUCTIONS WITH REGARD TO THE OFFER;

    4.  NOTICE OF GUARANTEED DELIVERY;

    5. GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9; AND

    6. RETURN ENVELOPE ADDRESSED TO MORGAN GUARANTY TRUST COMPANY OF NEW YORK, THE DEPOSITARY.

    THE TERM "EXPIRATION DATE" MEANS 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JULY 16, 1997, UNLESS AND UNTIL THE PURCHASER, IN ITS SOLE DISCRETION, SHALL HAVE EXTENDED THE PERIOD OF TIME DURING WHICH THE OFFER IS OPEN, IN WHICH EVENT THE "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AND DATE AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

    WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JULY 16, 1997, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

    NEITHER THE PURCHASER NOR THYSSEN WILL PAY ANY FEES OR COMMISSIONS TO ANY BROKER OR DEALER OR OTHER PERSON (OTHER THAN THE DEALER MANAGER AND THE INFORMATION AGENT AS DESCRIBED IN THE OFFER TO PURCHASE) IN CONNECTION WITH THE SOLICITATION OF TENDERS OF SHARES PURSUANT TO THE OFFER. YOU WILL BE REIMBURSED UPON REQUEST FOR CUSTOMARY MAILING AND HANDLING EXPENSES INCURRED BY YOU IN FORWARDING THE ENCLOSED OFFERING MATERIALS TO YOUR CUSTOMERS.

    ADDITIONAL COPIES OF THE ENCLOSED MATERIAL MAY BE OBTAINED BY CONTACTING THE INFORMATION AGENT OR THE DEALER MANAGER AT THEIR RESPECTIVE ADDRESSES AND TELEPHONE NUMBERS SET FORTH ON THE BACK COVER OF THE ENCLOSED OFFER TO PURCHASE.

                                      VERY TRULY YOURS,

                                       MORGAN STANLEY & CO. INCORPORATED

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THYSSEN, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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